ANNEX A

               AGREEMENT OF REORGANIZATION BETWEEN
AMERICAN TELETRONICS, INC. AND AMERICAN TELETRONICS HOLDING, INC.


     AGREEMENT OF REORGANIZATION dated as of ____, 1996 by and among American Teletronics, Inc., a Colorado Corporation (hereinafter called "Teletronics"), and American Teletronics Holding, Inc., a Texas Corporation (hereinafter called "ATH"),

                           WITNESSETH:

     WHEREAS, Teletronics is a Corporation duly organized and existing under the laws of the State of Colorado; and

     WHEREAS, ATH is a corporation duly organized and existing under the laws of the State of Texas; and

     WHEREAS, the authorized shares of Teletronics consist of 100,000,000 shares of Common Stock, no par value, of which 53,139,056 shares are now issued and outstanding, and 50,000,000 shares of Preferred Stock, par value $ 2.50, none of which are outstanding; and

     WHEREAS, the authorized shares of ATH consist of 100,000,000 shares of Common stock, 0.01 par value, none of which are now issued and outstanding and 50,000,000 shares of Preferred Stock, par value $2.50 none of which are issued or outstanding; and

     WHEREAS, the Boards of Directors of Teletronics and ATH deem it advisable for the mutual benefit of Teletronics and ATH and the shareholders of Teletronics that ATH acquire all of the issued and outstanding stock of Teletronics on the terms and conditions hereinafter set forth and in accordance with the applicable laws of the State of Texas and of the State of Colorado and have approved of this Agreement of Reorganization (the "Agreement").

                            ARTICLE I

               STATUS AND CONVERSION OF SHARES AND
                             OPTIONS

     The mode of carrying into effect the reorganization provided for in this Agreement (the "Reorganization"), the manner and basis of converting the shares of Teletronics into shares of ATH and the consideration to be paid and delivered for the exchange of the outstanding shares of Teletronics are as follows:

     1. This Agreement shall be submitted to a vote of the shareholders of Teletronics. The effective time of the Reorganization (the "Reorganization") shall be the time immediately following ratification of this Agreement by Teletronics shareholders and declared effective by the Board of Directors of Teletronics.

     2. Each share of Common Stock, no par value, of Teletronics issued and outstanding immediately prior to the effective time of the Reorganization shall, by virtue of the Reorganization and without any action on the part of the holder thereof, automatically be converted into one share of Common Stock of ATH. After the reorganization becomes effective, each outstanding certificate which represented shares of Teletronics shall be deemed by ATH for all corporate purposes to evidence ownership of the number of shares of ATH Common Stock, to which the holder thereof is entitled as aforesaid; the holder thereof shall have the rights, privileges and participation of a record holder of such number of shares of ATH Common Stock; delivery of a Teletronics certificate shall constitute delivery of shares of Common Stock of ATH represented thereby. Notwithstanding the foregoing provisions of this Paragraph 2 of Article I, Teletronics shares held by an Teletronics shareholder who shall have filed a written notice of election to dissent under
Section 7-113-202 of the Colorado Business Corporation Law and who at the effective time of the reorganization shall not have withdrawn such notice (with the consent of Teletronics if required, under such Section 7-113-202) shall not be deemed to represent shares of ATH Common Stock and shall not be entitled to the rights, privileges or participation thereof or of ATH shares or until such time as such holder shall withdraw such notice (with consent of Teletronics, if required under said Section 7-113-202), at which time such shares shall be reinstated to all the rights, privileges and participations thereof as of the date of the filing of such notice of election including becoming ATH Common Stock as of the effective time of the Reorganization.

     3. ATH shall assume, effective as of the effective time of the Reorganization, Teletronic's obligations under each then existing plan, substitute, restricted, qualified, and non-qualified stock option plan to purchase shares of Teletronics Common Stock (such option existing immediately prior to the effective time of the Reorganization being called an "Existing Option" and each option so assumed by ATH being called an "Assumed Option") by which assumption the Optionee shall be entitled for the price per share of Teletronics Common Stock specified in his Existing Option and under the terms of said Existing Option to purchase one share of ATH Common Stock in lieu of shares of Teletronics Common Stock with respect to which such Existing Option remains unexercised immediately prior to the effective time of the Reorganization.

     Each Assumed Option shall constitute a continuation of the Existing Option, substituting ATH for Teletronics, and employment by ATH or any of its subsidiaries for employment by Teletronics, or its subsidiaries, effective at the effective time of the reorganization. Otherwise all of the terms and provisions of each Assumed Option shall be the same as and shall continue all of the terms and provisions of the Existing Option, including but not limited to the times when the Assumed Option may be exercised in relation to the date of the granting of the Existing Option, it being the intent of this paragraph that each Assumed Option shall continue as a substitute, restricted, qualified or nonqualified stock option as the case may be, under the provisions of the Internal Revenue Code, as amended. ATH will issue to each holder of an Existing Option a written instrument evidencing ATH's assumption of such Existing Option.

                            ARTICLE II

                     EFFECT OF REORGANIZATION

     At the effective time of the Reorganization, the ATH shall retain or succeed to, without other transfer, and shall possess all the rights, privileges, immunities, powers, purposes and franchises both of a public and private nature, and be subject to all the restrictions, disabilities and duties of Teletronics; and all property, real, personal and mixed, and all debts due to either of Teletronics on whatever account, for stock subscriptions as well as for all other things in action or belonging to Teletronics, shall remain, or be, vested in ATH; and all property, rights, privileges, immunities, powers, purposes and franchises and all and every other interest shall be thereafter as effectually the property of ATH as they were of Teletronics, and the title to any real estate vested by deed or otherwise in Teletronics shall not be in any way impaired by reason of the Reorganization; provided, however, that all rights of creditors and all liens upon any property of Teletroncis shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the Reorganization, and all debts, liabilities and duties, except as provided in
Article I hereof, of Teletroncis shall remain enforceable against Teletronics.

                          ARTICLE III

                      DIRECTORS AND OFFICERS

     The Directors and Officers of Teletronics, at the effective time of the reorganization shall be the Directors and Officers of Teletroncis.

                            ARTICLE IV

                          VOTING RIGHTS

     In accordance with the provisions of the Business Corporation Law of the State of Colorado and the Texas Business Corporation Act, as amended, the holder of each share of the common stock of Teletronics is entitled to vote upon the adoption of this Agreement of Reorganization, each share being entitled to one vote. The approval of the holders of at least a majority of the outstanding Common Stock of Teletronics is required. The number of its authorized and issued shares will not be changed by ATH prior to the effective time of the reorganization.

                           ARTICLE V

                  REPRESENTATIONS AND WARRANTIES

     Teletronics and ATH represent, warrant to and with each other as follows:

     1. Teletronics and ATH are each corporations duly organized, validly existing and in good standing under the Laws of the State of Colorado and Texas respectively, and each has the corporate power to own its property and carry on its business as now being conducted by it.

     2. As of the date hereof, each of them had the authorized Common Stock and issued and outstanding shares set forth herein. All of the issued and outstanding shares of Common Stock of each of them are validly issued, fully paid and nonassessable.

     3. Between the date hereof and the effective time of the Reorganization, Teletronics will not sub-divide or otherwise change, authorize, issue or re-issue, or agree to subdivide any shares of its Common Stock except as set forth on Exhibit A hereto.

     4. There is no action, suit or proceeding pending or, to the knowledge of Teletronics or ATH, threatened against or affecting ATH and Teletronics or any of its subsidiaries, before any Court, agency or governmental body which would prevent the consummation of the transactions contemplated or have a material adverse effect on the business, operations, prospects, properties, assets or condition, financial or otherwise, of any of them.

     5. Since its incorporation, ATH has conducted no business and will conduct no business except as necessary to consummate the Reorganization. It has no contingent or other liabilities except organization expenses and expenses which may be incurred pursuant to this Agreement. Its capitalization will not change between the date hereof and the effective time of the Reorganization.

                            ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES

     ATH represents and warrants as follows:

     1. It is a Corporation duly organized, validly existing and in good standing under the Laws of the State of Texas and has the corporate power to enter into this Agreement and Reorganization. There are no outstanding options, warrants, or rights to purchase from ATH any of its authorized or issued Common Stock or any calls on or commitments of ATH relating thereto except as set forth in this Agreement.

     2. ATH has only nominal assets and has not actively commenced business of any kind other than to take such steps as may be required to consummate this Agreement.

     3. There is no action, suit or proceeding pending, or to the knowledge of ATH threatened against ATH, before any Court, Agency, or governmental body which would prevent the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the business, obligations, prospects, properties, assets or condition, financial or otherwise, of ATH.

                           ARTICLE VII

                            CONDITIONS

     A. The obligations of Teletronics to consummate the Reorganization is subject to the satisfaction on or prior to the Closing Date of the following conditions:

          1. The representations and warranties of ATH herein contained shall be true as of and at the Closing Date with the same effect as though made on such date; all obligations and covenants required by this Agreement to be performed or complied with by ATH, prior to the effective time of the Reorganization, shall have been duly performed or complied with.

          2. An opinion shall have been received from the law firm of Bruce Hart, Esq. in form and substance satisfactory to the General Counsel of Teletronics to the effect, among other things, that under the applicable provisions of the Internal Revenue Code, as amended, no gain or loss will be recognized to Teletronics or to the holders of Teletronics shares for Federal income tax purposes by reason of the Reorganization or the conversion of Teletronics shares into shares of ATH.

          3. The number of Teletronics shares in respect of which elections to dissent have been filed with Teletronics in accordance with Section 7-113-202 of the Colorado Business Corporation Law shall not make consummation of the transactions contemplated hereby unwise in the opinion of the Board of Directors of Teletronics.

          4. All actions, consents, approvals, governmental or otherwise, which are or may be necessary to carry out the transactions contemplated hereby and which are, in the judgment of the Board of Directors of Teletronics necessary or desirable to permit or enable Teletronics, upon and after the Reorganization, to conduct all or any part of the business and activities of Teletronics, substantially in the manner in which such activiites and business are presently conducted, shall have been obtained and remain in effect.

     B. The obligation of ATH to consummate the Reorganization is subject to the satisfaction on or prior to the Closing Date of the following conditions:

          1. The representations and warranties of Teletronics herein contained shall be true as of and at the Closing Date with the same effect as though made on such date; Teletronics shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the effective time of the Reorganization.

          2. The Reorganization shall have been approved by the holders of a majority of the Teletronics shares.

     C. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time before the effective time of the Reorganization, whether before or after adoption or approval of this Agreement by the shareholders of the Constituent Corporations.

          1. By the mutual consent of the Boards of Directors of the Teletronics and ATH;

          2. By Teletronics if, prior to the effective time of the reorganization, the conditions set forth in subparagraphs 1 through 4 of Section A of this Article VII shall not have been met;

          3. By ATH if, prior to the effective time of the Reorganization, the conditions set forth in subparagraphs 1 through 2 of Section B of this
Article X shall not have been met.

                           ARTICLE VIII

                            COVENANTS

     1.   ATH covenants as follows:

          a. ATH will give its written consent to the adoption of the Agreement.

          b. ATH will, at the effective time of the Reorganization, deem all of the Teletronics shares outstanding immediately prior to the effective time of the Reorganization, to be issued and outstanding shares of ATH. ATH will assume at the effective time of the Reorganization, all of the then existing substitute, restricted, qualified or nonqualified stock options to purchase shares of Common Stock of Teletronics and will, upon exercise of each such option, issue an equivalent number of shares of Common Stock of ATH. The purchase price per share, upon exercise of each such Assumed Option, shall be the same as the purchase price per share of the Common Stock of Teletronics provided in the option assumed by ATH. ATH will at all times reserve for issuance and will issue such number of shares of its Common Stock as are issuable upon exercise of Teletronics Common Stock Purchase Warrants and upon exercise of the Assumed Options.

          c. ATH also agrees that subject to the provisions of the Agreement, it will duly take or cause to be taken all such action as is required to be taken by it for consummation of the transactions contemplated in the Agreement.

                            ARTICLE IX

                        PROHIBITED ACTION

     From the date hereof to the effective time of the Reorganization unless Teletronics shall otherwise consent in writing:

     1. ATH will not declare or pay any dividend or make any other distribution of or with respect to its Common Stock, redeem, purchase or otherwise acquire any of its outstanding stock, split, combine or reclassify its Common Stock or agree to take any such action.

     2. ATH will maintain its corporate existence and will not amend its Certificate of Incorporation, a copy of which has been furnished to Teletronics.

                            ARTICLE X

                BOARD RECOMMENDATION; AMENDMENT;
                   WAIVER; FURTHER ACTION, ETC.

     1. The Board of Directors of Teletronics will recommend to its shareholders that they consider and approve the terms of this Agreement and authorize the transactions contemplated hereby. This Agreement shall be submitted to the shareholders of Teletronics as provided by law and its Certificate of Incorporation at a Special Meeting to be held as soon as practicable.

     2. Subject to applicable law, this Agreement may be amended upon authorization by the Boards of Directors of Teletronics and ATH, before or after the meetings of shareholders, referred to in Section 1 of this Article X at any time prior to the effective time of the Reorganization with respect to any of the terms contained herein.

     3. Any of the terms or conditions of this Agreement except the opinion of Bruce Hart, Esq. required by Paragraph A2 of Article VII and except the terms and conditions imposed by the Business Corporation Law of the State of Colorado and the Texas Business Corporations Act, may be waived at any time prior to the effective time of the Reorganization by the Constituent Corporation which is, or whose shareholders are, entitled to the benefit thereof, by action taken by its Board of Directors, its Chairman of the Board, its Chief Executive Officer, if any, its President or Secretary, whether before or after the meetings of shareholders referred to in Section 1 of this
Article X, provided, however, that such action shall be taken only if in the judgment of the Board or Officer taking such action, such waiver will not have a material adverse effect on the benefits intended hereunder for the shareholders of its or his corporation. Such action shall be evidenced by written instrument signed on behalf of Teletronics by its Chairman of the Board, Chief Executive Officer, if any, its President or its Secretary.

      4. Teletronics and ATH agree that from time to time, as and when requested, it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken such further action as ATH may deem necessary or desirable in order more fully to vest or perfect in or confirm of record to ATH title to and possession of all property, rights, privileges, powers and franchises of the Constituent Corporations and otherwise to carry out the intent and purpose of this Agreement.

     5. The respective representations and warranties of ATH contained herein shall expire and be terminated and extinguished upon the consummation of the Reorganization.

     6. This Agreement shall be construed under and in accordance with and be governed by the laws of the States of Colorado and Texas.

     7. All notices or communications required by this Agreement or by law, or deemed by the parties hereto to be necessary or desirable in connection with the transactions contemplated herein, shall be in writing and shall be delivered personally, addressed if to Teletronics, to American Teletronics, Inc., 154300 Knoll Trail, Suite 205, Dallas, TX 75248; if to ATH, to American Teletronics, Inc., 15400 Knoll Trail, Suite 205, Dallas, TX 75248.

     8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     9. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same original agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization, to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.


(CORPORATE SEAL)


ATTEST

       ,  Secretary                AMERICAN TELETRONICS, INC.

                                   By



                                   __________________________
                                   Harry K. Myers, Jr.
                                   Chairman of the Board




(CORPORATE SEAL)


ATTEST                             AMERICAN TELETRONICS HOLDING,
                    INC.

                                   By


                                   __________________________
                                   John N. Stogner, Agent